UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     January 21, 2005

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events

On March 30, 2005, NRG Energy, Inc., or NRG, filed a Form 8-K which set forth the Transactional Pro Forma Analysis reflecting the impact of the redemption and purchase of $415.8 million of the Company’s 8% second priority senior secured notes due 2013 (the “8% Notes”) filed in connection with the registration of the Company’s 4% Convertible Perpetual Preferred Stock (the “Preferred Stock”) on a Registration Statement on Form S-3/A and the 8% Notes on a Registration Statement on Form S-4/A. This Current Report on Form 8-K is being amended to file additional pro forma results for the three months ended March 31, 2005.

Transactional Pro Forma Analysis:
Set forth below is an unaudited pro forma consolidated statement of operations and earnings per share information reflecting the impact of the redemption and purchase of $415.8 million of NRG’s 8% Notes, which occurred in the first quarter of 2005.

The proceeds for the Preferred Stock enabled NRG to redeem and cancel $375 million of the 8% Notes. The remaining $40.8 million of the 8% Notes were purchased in the market in early 2005.

The unaudited pro forma statement of operations is based on the statement of operations of NRG and has been prepared to reflect the decrease in interest expense and refinancing expense assuming the redemption and purchase of the 8% Notes had occurred on December 31, 2003. The unaudited balance sheet as of March 31, 2005 already reflects the redemption and purchase of the 8% Notes as of March 31, 2005.

These unaudited pro forma financial statements should be read in conjunction with NRG’s Annual Report on Form 10-K filed with the SEC on March 30, 2005 and NRG’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005.

Statement of Operations (unaudited)	Three Months Ended March 31, 2005
	Pro Forma Adjustments
(in thousands)
		Redemption and
	Historical	purchase of Notes		Pro Forma

Operating Revenues
Revenues from majority-owned operations	$601,142			$601,142

Operating Costs and Expenses
Cost of majority-owned operations	452,922			452,922
Depreciation and amortization	48,424			48,424
General, administrative and development	49,894			49,894
Other charges
Corporate relocation charges	3,455			3,455

Total operating costs and expenses	554,695	—		554,695

Operating Income	46,447	—		46,447
Other Income (Expense)
Minority interest in earnings of consolidated subsidiaries	(474)			(474)
Equity in earnings of unconsolidated affiliates	36,964			36,964
Other income, net	25,502			25,502
Refinancing expenses	(25,024)	34,807	A	9,783
Interest expense	(55,991)	3,489	B	(52,502)

Total other expense	(19,023)	38,296		19,273

Income From Continuing Operations Before Income Taxes	27,424	38,296		65,720

Income Tax Expense	4,802	—		4,802

Income From Continuing Operations	$22,622	$38,296		$60,918

Footnotes to Pro Forma Statement of Operations

A - Reduction in Refinancing expense reflects the assumption that the redemption and buyback of $415.8m of the 8% Senior Notes occurred as of December 31, 2003.
B - Reduction in Interest expense from the following items reflects the assumption that the redemption and buyback of $415.8 m of the 8% Senior Notes occurred as of December 31, 2003:

Reverse amortization of deferred finance cost	19
Reverse amortization of debt premium	(57)
Reduction in interest payments	3,527

3,489

Earnings per Share (unaudited)	Three Months Ended March 31, 2005
	Pro forma adjustments
(in thousands except per share data)
		Redemption and
	Historical	purchase of Notes		Pro Forma

Basic EPS:
Income from continuing operations	$22,622	$38,296		$60,918
Less:
Preferred stock dividends	(4,200)	—		(4,200)

Net income available to common stockholders from continuing operations	$18,422	$38,296		$56,718

Weighted average number of common shares Outstanding	87,043			87,043

Basic EPS from continuing operations	$0.21			$0.65

Diluted EPS:
Net income available to common stockholders from continuing operations	$18,422	$38,296		$56,718
Add:
Preferred stock dividends	—	4,200	C	4,200

Income from continuing operations	$18,422	$42,496		$60,918

Weighted average number of common shares Outstanding	87,043			87,043
Incremental shares attributable to the issuance of non-vested restricted stock units (treasury stock method)	398			398
Incremental shares attributable to the assumed conversion of deferred stock units (if-converted method)	68			68
Incremental shares attributable to the issuance of nonvested nonqualifying stock options (treasury stock method)	213			213
Incremental shares attributable to the assumed conversion of preferred stock (if-converted method)	—	10,500	D	10,500

Total dilutive shares	87,722	10,500		98,222

Dilutive EPS from continuing operations	$0.21			$0.62

Footnotes to Pro Forma Earnings per Share

C - The increase in dividends for Preferred Stock in the Diluted EPS calculation reflects the fact that on a pro-forma basis, the Preferred Stock is dilutive for the three months ending March 31, 2005

D - The increase in diluted shares reflects the fact that on a pro-forma basis, the Preferred Stock is dilutive for the three months ending March 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President, General Counsel and Secretary

Dated: May 25, 2005